EXHIBIT 99.4

PROXY	PROXY

MONMOUTH CAPITAL CORPORATION

A Real Estate Investment Trust

PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

This Proxy is Solicited on Behalf of the Board of Directors

The stockholder executing the reverse side of this proxy card (the “Stockholder”) hereby constitutes and appoints Eugene W. Landy, Michael P. Landy and Anna T. Chew, and each or any of them, proxies for the Stockholder, with full power of substitution in each of them, to attend and vote in their discretion (subject to any direction indicated hereon) at the Special Meeting of Stockholders of Monmouth Capital Corporation, a New Jersey corporation (the “Company”) to be held at the offices of the Company at Juniper Business Plaza, 3499 Route 9 North, Suite 3-C, Freehold, New Jersey, on Thursday, July 26, 2007, at 10:00 a.m., local time (the “Meeting”), and at any adjournment or postponement thereof, to represent the Stockholder at the Meeting with all the powers which the undersigned would possess if personally present at the Meeting, and to vote all shares of stock which the undersigned may be entitled to vote at said meeting. By executing this proxy card, the Stockholder acknowledges receipt of the Notice of the Meeting and of the accompanying joint proxy statement/prospectus, the terms of each of which are incorporated herein by reference, and revokes any proxy heretofore given with respect to the Meeting.

(Continued and to be signed on the reverse side)

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE /X/

(1)	Approval of the Merger Agreement and the Merger on the terms set forth in the Merger Agreement

The approval of the Agreement and Plan of Merger, dated as of March 26, 2007, by and among, the Company, Monmouth Real Estate Investment Corporation, a Maryland corporation (“Monmouth REIT”), and Route 9 Acquisition, Inc., a New Jersey corporation and wholly-owned subsidiary of Monmouth REIT, and the merger on the terms set forth in the merger agreement.

FOR  ☐                                    AGAINST   ☐                                    ABSTAIN   ☐

(2)	Such other business as may be brought before the Meeting or any adjournment or postponement thereof. The Board of Directors at present knows of no other business to be presented by or on behalf of the Company or its Board of Directors at the Meeting.

The Board of Directors recommends a vote FOR item (1), and all shares represented by this Proxy will be so voted unless otherwise indicated, in which case they will be voted as marked. The votes entitled to be cast by the Stockholder will be cast in the discretion of the proxy holder on any other matter that may properly come before the Meeting or any adjournment or postponement thereof.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder _________________________________________ Date _____________________

Signature of Stockholder _________________________________________ Date _____________________

RETURN CARD TO:	American Stock Transfer and Trust Company

6201 15th Avenue

Brooklyn, New York 11219

Attention: Operations Center

Note: Please sign exactly as your name(s) appear on the records of the Company. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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